Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-187774 on Form S-8 and No. 333-198640 on Form S-3 of our reports dated February 24, 2015, relating to the financial statements and financial statement schedule of Pinnacle Foods Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 28, 2014.

Parsippany, New Jersey
February 24, 2015